UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2021

POSHMARK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39848	27-4827617
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

203 Redwood Shores Parkway, 8th Floor Redwood City, California	94065
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 262-4771

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	POSH	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 13, 2021, Poshmark, Inc. (the “Company”) filed a Registration Statement on Form S-1/A (File No. 333-251427) with the Securities and Exchange Commission (the “Registration Statement”). Pursuant to Instruction 1 to Item 402(c)(2)(iv) of Regulation S-K, the Company omitted from the Summary Compensation Table included in the Registration Statement final bonus amounts with respect to performance during the Company’s fiscal year ended December 31, 2020 (the “2020 Bonuses”) because the 2020 Bonuses had not yet been determined at the time the Registration Statement was filed.

On March 3, 2021, the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) confirmed and approved the 2020 Bonuses for the Company’s named executive officers. In accordance with Item 5.02(f) of Form 8-K, the Company is providing a revised Summary Compensation Table, which includes the 2020 Bonuses and revised total compensation figures for the Company’s fiscal year ended December 31, 2020.

The following table sets forth the amounts approved by the Committee for each of the named individuals set forth below:

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Incentive Plan Compensation ($)(3)	Total ($)
Manish Chandra	2020	405,000	2,056,271	1,996,451	300,220	4,757,942
Chief Executive Officer	2019	381,250	—	3,102,900	198,660	3,682,810
Anan Kashyap	2020	370,000	3,804,096	—	206,622	4,380,718
Chief Financial Officer	2019	345,750	—	496,464	120,400	962,614
John McDonald	2020	370,000	3,084,407	—	206,622	3,661,029
Chief Operating Officer	2019	337,500	—	496,464	120,400	954,364

(1)

The amount reported represents the aggregate grant date fair value of the RSUs awarded to the named executive officers in fiscal year 2020, calculated in accordance with FASB ASC Topic 718. Such grant date fair value does not take into account any estimated forfeitures related to service vesting conditions. The assumptions used in calculating the grant date fair value of the RSUs reported in this column are set forth in the Notes to our Consolidated Financial Statements included elsewhere in this prospectus. The amounts reported in this column reflect the accounting cost for these RSUs and do not correspond to the actual economic value that may be received by the named executive officers upon any sale of the underlying shares of common stock.

(2)

The amounts reported represent the aggregate grant date fair value of the stock options awarded to the named executive officer in fiscal year 2020 and fiscal year 2019, calculated in accordance with FASB ASC Topic 718. Such grant date fair value does not take into account any estimated forfeitures related to service vesting conditions. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in the Notes to our Consolidated Financial Statements included elsewhere in this prospectus. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to actual economic value that may be received by the named executive officers upon exercise of the stock options.

(3)

The amounts reported in 2020 reflect bonuses paid under our 2020 Executive Compensation Plan to our named executive officers based upon achievement of certain company and individual performance metrics. Our 2020 Executive Compensation Plan is described more fully in the Narrative to Summary Compensation Table in the Registration Statement. The amounts reported in 2019 reflect bonuses paid under our 2019 Executive Compensation Plan to our named executive officers based upon achievement of certain company and individual performance metrics.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POSHMARK, INC.

Date: March 9, 2021	By:	/s/ Anan Kashyap
Anan Kashyap
Chief Financial Officer